UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 17, 2024
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)
(205) 291-3440
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Greenlight Reinsurance, Ltd. (“Greenlight”), a direct subsidiary of Greenlight Capital Re, Ltd.(the "Company"), entered into two letter of credit facility arrangements further described below to support the continued growth of Greenlight’s reinsurance business.

HSBC LOC

On December 17, 2024, Greenlight entered into a Continuing Letter of Credit Agreement (the “HSBC Letter of Credit Agreement”) with HSBC Bank USA, National Association (“HSBC”).

The HSBC Letter of Credit Agreement provides for an uncommitted letter of credit facility (the “HSBC LC Facility”), in an aggregate amount of $100,000,000.

The HSBC LC Facility may be terminated at any time by either Greenlight or HSBC upon written notice. The termination of the HSBC LC Facility shall not terminate any letters of credit outstanding at the time of such termination.

The obligations of Greenlight with respect to the HSBC LC Facility are secured by a first-priority lien on a cash collateral account held with HSBC Continental Europe, with a minimum cash balance equal to the aggregate exposure of HSBC with respect to any issued and outstanding letters of credit determined in accordance with the terms of the HSBC Letter of Credit Agreement.

The HSBC Letter of Credit Agreement contains customary conditions, representations and warranties and covenants.

Citibank LOC

On December 19, 2024, Greenlight entered into an uncommitted $275,000,000 letter of credit facility (the “Uncommitted Citibank LC Facility”) with Citibank Europe plc (“Citibank”) and an amendment and restatement agreement (the “Citibank Amendment and Restatement”), which amends and restates Greenlight’s existing master agreement with Citibank dated August 20, 2010 (the “Existing Citibank Master Agreement”, as amended and restated pursuant to the Citibank Amendment and Restatement, the “Citibank Master Agreement”).

The Uncommitted Citibank LC Facility is intended to replace that certain committed $275,000,000 letter of credit facility under the Existing Citibank Master Agreement (the “Existing Citibank LC Facility”). The commitment under the Existing Citibank LC Facility had terminated on August 20, 2024, but Citibank had agreed to continue to provide the Existing Citibank LC Facility on an uncommitted basis.

Letters of credit issued under the Existing Citibank LC Facility have been transferred to the Uncommitted Citibank LC Facility, and additional letters of credit or similar or equivalent instruments under the Uncommitted Citibank LC Facility may be issued at Citibank’s sole discretion. The issuance cut-off date and facility expiry date shall be determined by Citibank; provided that the facility expiry date shall not be earlier than the expiry date of any then-outstanding letter of credit.

The obligations of Greenlight under the Uncommitted Citibank LC Facility are secured by a first-priority lien on a cash collateral account held with Citibank, N.A. in London, with a minimum cash balance equal to Citibank’s actual and contingent liabilities under or in relation to the letters of credit and other instruments issued and outstanding under the Uncommitted Citibank LC Facility.

The Uncommitted Citibank LC Facility and other transaction documents contain customary conditions, representations and warranties and covenants.

General

The foregoing description of the HSBC Letter of Credit Agreement, the Citibank Amendment and Restatement and the Uncommitted Citibank LC Facility (collectively, the “Documents”) and the transactions contemplated thereby does not purport to be complete and is qualified, in its entirety, by reference to the full text of the Documents, copies of which will be filed as exhibits to the Company's Annual Report on Form 10-K for the year ending December 31, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Faramarz Romer
Name:	Faramarz Romer
Title:	Chief Financial Officer
Date:	December 20, 2024